THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT O 06183


================================================================================
                            VARIABLE LIFE SUPPLEMENT
================================================================================

This supplement accompanies an application for a Variable Universal Life Insurance Policy to be issued by The Travelers Insurance Company.

ALL QUESTIONS MUST BE ANSWERED COMPLETELY AND THE APPLICATION AND SUPPLEMENT MUST BE SIGNED IN ORDER FOR THE COMPANY TO PROCESS THE APPLICATION. MAY BE REFERENCED BY ATTACHMENT.

Corporation Name
                 ---------------------------------------------------------------
Tax ID#
       -------------------------------------------------------------------------

Owner Name
           ---------------------------------------------------------------------
Tax ID#
       -------------------------------------------------------------------------

                                FUND INFORMATION
--------------------------------------------------------------------------------
Select one or more funds and indicate percentage of allocation. Total must equal 100%; allocations must be whole percentages of 5% or more.

|_|    [AIM Capital Appreciation Portfolio                       %   |_|   MFS Mid Cap Growth Portfolio                            %
                                                            ----                                                              ----
|_|    Alliance Growth & Income Portfolio - Class B*             %   |_|   MFS Total Return Portfolio                              %
                                                            ----                                                              ----
|_|    Alliance Growth Portfolio                                 %   |_|   PIMCO Total Return Portfolio - Administrative           %
                                                                           Class
                                                            ----                                                              ----
|_|    Alliance Premier Growth Portfolio - Class B               %   |_|   Pioneer Mid-Cap Value VCT Portfolio - Class II *        %
                                                            ----                                                              ----
|_|    American Funds Global Growth Fund - Class 2*              %   |_|   Putnam VT International Growth Fund - Class IB          %
                                                            ----                                                              ----
|_|    American Funds Growth Fund - Class 2*                     %   |_|   Putnam VT Small Cap Value Fund - Class IB               %
                                                            ----                                                              ----
|_|    American Funds Growth - Income Fund - Class 2*            %   |_|   Salomon Brothers Variable Capital Fund                  %
                                                            ----                                                              ----
|_|    Capital Appreciation Fund (JANUS)                         %   |_|   Salomon Brothers Variable Investors Fund                %
                                                            ----                                                              ----
|_|    Credit Suisse Emerging Markets Portfolio                  %   |_|   Salomon Brothers Variable Total Return Fund             %
                                                            ----                                                              ----
|_|    Delaware VIP REIT Series                                  %   |_|   Scudder VIT EAFE(R)Equity Index Fund                    %
                                                            ----                                                              ----
|_|    Dreyfus Stock Index Fund*                                 %   |_|   Scudder VIT Small Cap Index Fund                        %
                                                            ----                                                              ----
|_|    Dreyfus VIF Appreciation Portfolio - Initial Shares       %   |_|   Smith Barney Aggressive Growth Portfolio                %
                                                            ----                                                              ----
|_|    Dreyfus VIF Small Cap Portfolio - Initial Shares          %   |_|   Smith Barney Fundamental Value Portfolio                %
                                                            ----                                                              ----
|_|    Equity Income Portfolio (FIDELITY)                        %   |_|   Smith Barney Large Cap Growth Portfolio                 %
                                                            ----                                                              ----
|_|    Equity Index Portfolio - Class 1                          %   |_|   Social Awareness Stock Portfolio (SMITH BARNEY)         %
                                                            ----                                                              ----
|_|    Fidelity VIP Contrafund(R)Portfolio - Service Class        %   |_|   Templeton Foreign Securities Fund - Class 2 *          %
                                                            ----                                                              ----
|_|    Fidelity VIP Mid Cap Portfolio - Service Class 2          %   |_|   Travelers Convertible Securities Portfolio              %
                                                            ----                                                              ----
|_|    Franklin Small Cap Fund - Class 2                         %   |_|   Travelers Disciplined Mid Cap Stock Portfolio           %
                                                            ----                                                              ----
|_|    Janus Aspen Series Balanced Portfolio - Service           %   |_|   Travelers High Yield Bond Trust                         %
       Shares
                                                            ----                                                              ----
|_|    Janus Aspen Series Global Tech. Portfolio - Svc           %   |_|   Travelers Money Market Portfolio                        %
       Shares
                                                            ----                                                              ----
|_|    Janus Aspen Series Worldwide Growth Port. - Svc           %   |_|   Travelers Quality Bond Portfolio                        %
       Shrs
                                                            ----                                                              ----
|_|    Large Cap Portfolio (FIDELITY)                            %   |_|   Travelers U.S. Government Securities Portfolio          %
                                                            ----                                                              ----
|_|    Lazard International Stock Portfolio                      %   |_|   Van Kampen Enterprise Portfolio]                        %
                                                            ----                                                              ----
|_|      MFS Emerging Growth Portfolio                           %
                                                                                      TOTAL 100 %


*FUNDS ARE NOT AVAILABLE IN CONNECTICUT

                                   SUITABILITY

a) Have you received the prospectus relating to the policy applied for? _____Yes _____No Date of prospectus:__________________________________ Date of prospectus supplement(s):

b) Do you understand that the Contract Value and Death Benefit associated with the policy you have applied for may increase or decrease depending upon the investment experience of the investment options which you have selected? _____Yes _____No

c) With this in mind, is the policy in accord with your insurance objectives and anticipated financial needs? _____Yes _____No

APPLICANT declares to the best of his/her knowledge and belief that all of the statements made in his/her application and supplement, if required, are complete and true.

ALL VALUES AND BENEFITS PROVIDED BY THE BASIC POLICY APPLIED FOR ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. EXCEPT AS STATED IN THE TEMPORARY INSURANCE AGREEMENT/ADVANCE PAYMENT RECEIPT CORRESPONDING TO THIS APPLICATION, THE COMPANY WILL APPLY THE FIRST NET PREMIUM PAYMENT TO THE CREDIT OF THE BASIC POLICY APPLIED FOR AS OF THE VALUATION DATE ON OR NEXT FOLLOWING THE POLICY DATE.

Except as stated in the Employer-Sponsored Temporary Life Insurance Binder Agreement, no insurance will take effect until: (1) the policy is delivered to the Applicant; and (2) the first modal premium is paid in full while the health and other conditions relating to insurability remain as described in the application. No agent is authorized: (1) to make, alter, or discharge any policy; (2) to waive or change any condition or provision of any policy, application or receipt; and (3) to accept any risk or to pass on insurability. The Proposed Insured will be the Applicant of any policy issued on this application unless otherwise indicated. The right to privacy is protected as required by law.

Authorized individuals to perform transactions:

Name:                                                                Name:
     ------------------------------------------                           -------------------------------------------
                    (PLEASE PRINT)                                                         (PLEASE PRINT)

Title:                                                               Title:
     ------------------------------------------                           -------------------------------------------

Signature:                                                           Signature:
         --------------------------------------                                --------------------------------------



---------------------------------------------------------------         ------------------------------------------------------------
      Print Name of Owner/Designated Representative                     Signature of Owner/Designated Representative

---------------------------------------------------------------         ------------------------------------------------------------
      Print Name of Witness                                             Signature of  Witness (LICENSED RESIDENT AGENT)


---------------------------------------------------------------         ------------------------------------------------------------
      Print Name of Principal                                           Signature of Principal


---------------------------------------------------------------         ------------------------------------------------------------
      Print Name of Broker/Dealer                                       Signature of Broker Dealer


    THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT O 06183

================================================================================
                 APPLICATION FOR CORPORATE OWNED LIFE INSURANCE
================================================================================

NAME OF CORPORATION:
                    ----------------------------------------------------------------------------------------

NAME OF POLICY OWNER:
                     ---------------------------------------------------------------------------------------

ADDRESS OF POLICY OWNER:
                        ------------------------------------------------------------------------------------

POLICY OWNER TAX ID #:                                                  POLICY DATE:
                      -------------------------------------------------              -----------------------

PLAN OF INSURANCE:              Guideline Premium Test          Cash Value Accumulation Test
                           -----                          -----

PREMIUM PAYMENT PLAN:           Single         Annual        Semi-Annual         Quarterly        Monthly
                           -----          -----          -----              -----            -----

DEATH BENEFIT OPTION:           Level Death            Variable Death           Annual Increase Death
                           -----  Benefit         -----   Benefit          -----       Benefit

BENEFICIARY:
            --------------------------------------------------------------------------------------------------


Is the Beneficiary designation irrevocable?                  Yes        No
                                                        -----      -----
It is agreed that:

1. This application, which includes the attached Schedule A, will be the basis for any policies issued in response to it.

2. Application is made to Travelers Insurance Company for individual life insurance policies on the lives of the individuals specified in Schedule A.

3. The amount of insurance for each policy applied for shall be the amount specified for each individual in Schedule A.

4. Each policy applied for shall be of the plan specified in the Plan of Insurance section above.

Based on information provided by the Corporation, it is my understanding that for the most recent 90 days, all of the Proposed Insureds been actively at work for at least 30 hours per week, at their usual place of business, performing their regular occupations.
                                                             Yes        No
                                                        -----      -----

Based on information provided by the Corporation, it is my understanding that during the most recent 90 days, none of the

Proposed Insureds have been hospitalized or absent from work (other than recreational days and holidays) for more than 5 workdays.
                                                             Yes        No
                                                        -----      -----

AGENT'S STATEMENT: Will this insurance replace, change or use the cash value of any existing insurance policy or annuity on these insureds?

                                                             Yes        No
                                                        -----      -----

Is this insurance intended to be a 1035 tax-free exchange?
                                                             Yes        No
                                                        -----      -----

If you answered "Yes" to either of these replacement questions, has the required replacement forms been completed?
                                                             Yes        No
                                                        -----      -----

List company name, amount and attach applicable forms required by state in which application is signed.

Employer-Applicant hereby represents to The Travelers Insurance Company that based upon applicable state law, it has sufficient insurable interest in the lives of the proposed insureds to support issuance of the life insurance contracts applied for. In support of this representation, Employer-Applicant further represents that it has sought legal counsel and advice with respect to the facts and issues surrounding issuance of the proposed contracts. Employer-Applicant acknowledges that The Travelers Insurance Company is issuing the life insurance contracts applied for in reliance upon these representations.

The Travelers Insurance Company and ______________ [Broker] hereby expressly agree that the Applicant, including the Employer-Sponsor of the Applicant, is authorized to disclose every aspect of the proposed life insurance purchase that is the subject of this application with any and all persons, without limitation of any kind.

-------------------------------------------------              ----------------------------------------------
        SIGNATURE OF AGENT                                      SIGNATURE OF OWNER/DESIGNATED REPRESENTATIVE

Dated:                                                         Dated:
       ------------------------------------------              ---------------------------------------------

                                   SCHEDULE A

PROPOSED                 DATE OF                INITIAL BASE          TERM          INITIAL     PLANNED          SMOKER/
INSURED       SEX         BIRTH        SS#         POLICY           INSURANCE       PREMIUM     PREMIUM         NONSMOKER
                                                DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------------------

I represent that I have read the questions and answers on this application, and declare that they are complete and true to the best of my knowledge and belief. Furthermore, I understand that this application will become a part of any policy issued. I agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question on this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me; and, the initial modal premium is paid during the lifetime and prior to any change in health of the Proposed Insured.

Signed for the Policy Owner by the following duly authorized official:

 ------------------------------------------------         ----------------------------               ----------------
                   SIGNATURE                                         TITLE                                 DATE

 ------------------------------------------------
                  PRINT NAME


    THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT o 06183

                 SUPPLEMENT FOR SIMPLIFIED ISSUE LIFE INSURANCE



NAME OF PROPOSED INSURED:
                         --------------------------------------------------------------------------------------

PROPOSED INSURED SSN:                               PROPOSED INSURED DOB:                GENDER:
                     ------------------------------                      ---------------        ---------------

NAME OF  POLICY OWNER:
                      -----------------------------------------------------------------------------------------

ADDRESS OF POLICY OWNER:
                       ----------------------------------------------------------------------------------------


BENEFICIARY:            ---------------------------------------------------------------------------------------



-----------------------------------------------      ----------------------------------------------------------
                          SIGNATURE OF AGENT

SIGNATURE OF OWNER

Dated:                                               Dated:
      ----------------------------------------             ----------------------------------------------------


--------------------------------------------------------------------------------
SECTION B:

1. Personal Physician (Give full name, address and telephone number of your doctor who you consult for routine check-ups and physicals):
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

Date and Reason last consulted:
                               -------------------------------------------------

--------------------------------------------------------------------------------

2. Proposed Insured: Height            Weight
                           ------------      ------------

Amount of weight loss in past 12 months
                                       --------------
                      (IF WEIGHT LOSS, PLEASE EXPLAIN BELOW)

3. Have you within the past 2 years:

a) Flown or plan to fly as a pilot, student pilot or crew member or intend to do so in the future?
                                                             Yes        No
                                                        -----      -----

b) Engaged in scuba diving, vehicle racing, parachute jumping or any form of motorcycling, or any other hazardous sport or hobby?
                                                             Yes        No
                                                        -----      -----
4. In the past 10 years have you:

a) Used Drugs not prescribed by a doctor?
                                                             Yes        No
                                                        -----      -----
b) Been treated for alcoholism?
                                                             Yes        No
                                                        -----      -----

c) Been advised to have medical treatment or counseling from a commonly recognized practitioner or organization for alcohol or drug use?
                                                             Yes        No
                                                        -----      -----

SECTION B CONTINUED:

5. In the past 10 years have you:

a) Been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) by a member of the medical profession?
                                                             Yes        No
                                                        -----      -----

b) Been diagnosed or treated for immune deficiency (other than AIDS), anemia or other blood disorder (other than for HIV)?
                                                             Yes        No
                                                        -----      -----

c) Had recurrent fever, fatigue or unexplained weight loss?
                                                             Yes        No
                                                        -----      -----

6. Other than the above, have you ever been diagnosed or treated for:

a) Chest pain, high blood pressure, stroke, or disease of the heart, blood vessels, or lungs?
                                                             Yes        No
                                                        -----      -----

b) Diabetes, mental or emotional disorder, disease of the brain or nervous system, convulsions?

                                                             Yes        No
                                                        -----      -----

c) Cancer, tumor, disease of the stomach, intestines, liver
   or kidneys?
                                                             Yes        No
                                                        -----      -----

7. Have you been hospitalized in the last five years, been advised to have any diagnostic test, hospitalization or surgery by any licensed physician, practitioner or health facility that has not yet been performed?
                                                                Yes        No
                                                        -----      -----

FOR ALL QUESTIONS ANSWERED "YES," FURNISH DETAILS.------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I represent that the above statements are true and complete to the best of my knowledge and belief. I understand that this application will become a part of any policy issued . I also understand that any misrepresentations contained in this application and relied on by the Company may be used to reduce or deny a claim or void the contract if: (1) it is within its contestable period; and (2) if such misrepresentation materially affects the acceptance of the risk.


                                     Dated              At
-------------------------------------     -------------   ----------------------
Signature of Proposed Insured                                 (City, State)


Name of Proposed Insured (printed):
                                   ---------------------------------------------

                AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize The Travelers Insurance Company (referred to as The Travelers), its Reinsurers, insurance support organizations, and their authorized representatives to obtain medical and other information in order to evaluate this application for insurance. I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance company, the Medical Information Bureau, Inc., employer, consumer reporting agency, or other insurance coverage, medical care, treatment, supplies or advice with respect to me to furnish such information to The Travelers, its Reinsurers or their authorized representatives.

This authorization will be valid from the date signed for a period of 26 months. I agree that a photographic copy of this authorization is as valid as the original. Information given in my application, including health care information, may be made available without my prior authorization to other insurance companies to which I make application for life or health insurance coverage or to which a claim is submitted.

I have read this authorization and understand that I have a right to receive a copy. I acknowledge receipt of the notice regarding: "Notification Regarding Use and Release of Information to the Medical Information Bureau, Inc. and Other Life Insurance Companies"

                             Dated                     At
-----------------------------     ---------------------  -----------------------
Signature of Proposed Insured                                (City, State)



--------------------------------------------------------------------------------

                         THE TRAVELERS INSURANCE COMPANY

NOTIFICATION REGARDING USE AND RELEASE OF INFORMATION TO THE MEDICAL INFORMATION BUREAU, INC. AND OTHER LIFE INSURANCE COMPANIES

Any health care information developed is necessary to classify insurance risks, conduct normal administrative procedures and process claims, and will be used for those purposes only. No other use of this information will be made without first obtaining your written consent.

This information will be treated as confidential except that The Travelers Insurance Company or its Reinsurer(s) may make a brief report to the Medical Information Bureau, Inc., a non-profit membership corporation of life insurance companies which operates an information exchange on behalf of its members. Upon request by another member insurance company to which you have applied for life or health insurance coverage or to which a claim is submitted, the Bureau will supply such company with the information it may have in its files.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your files. Medical information will be disclosed only to your attending physician. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office: Post Office Box 105, Essex Station, Boston, Massachusetts 02112, Telephone: (617)426-3660.

The Travelers Insurance Company or its Reinsurer(s) may release information given in your application file, including health care information, to other life insurance companies to which you apply for life or health insurance or to which a claim is submitted.

L-15567-M

    The Travelers Insurance Company o One Tower Square o Hartford, CT o 06183

          EMPLOYER-SPONSORED TEMPORARY LIFE INSURANCE BINDER AGREEMENT

This Temporary Life Insurance Binder Agreement (the "Agreement") is made by and between The Travelers Insurance Company (the "Company") and ____________________ (the "Owner").

In offering this Agreement, the Company has relied upon the attached census of employees to be insured as well as information provided by the Employer.

While this Agreement is in effect, the Employer is not and will not become a party to any other Agreement to provide life insurance coverage on any of the employees listed in the Census without the prior agreement of the Company.

Subject to the terms of this Agreement and in consideration of the deposit received, temporary life insurance will be provided from the Effective Date for the qualified Proposed Insureds listed in the census.

1. Definitions:

    (a) Proposed Insured - an individual 70 years of age or less applying for permanent insurance who is listed in this Agreement and has been actively at work for the last 90 days for at least 30 hours per week.
    (b) Effective Date - the date on which temporary life insurance begins.
    The Effective Date under this Agreement is __________
    (c) Termination Date - the date on which temporary life insurance for each Proposed Insured ends. It will be the earlier of:
          (1) the date on which the policy on the Proposed Insured is issued; or
          (2) the date on which a full or partial refund of the Deposit is mailed to the Employer because an application is declined or withdrawn; or
          (3) days after the Effective date; or
    (d) Binder Premium - the amount of premium deposit needed to effect the temporary life insurance coverage on the Proposed Insureds contemplated by this Agreement. The Binder Premium for the coverage provided by this Agreement is $_______

2. Binder Coverage - the amount of temporary life insurance per Proposed Insured provided by this Agreement is the amount to be applied for as stated on the attached census subject to a per life maximum of $1,000,000 for all current applications pending with the Company and its subsidiaries.

3. Death Benefits - For any death benefits to be paid under this Agreement. Owner must represent and warrant that under applicable state law it has an insurable interest in the insured employee and has obtained from the insured employee any consent required by such law.

4. Suicide and Material Misrepresentation - If a Proposed Insured commits suicide, or death is caused in whole or in part by any intentionally self-inflicted injury or if there is found to be material misrepresentation on the application, the Company's only liability as to such a Proposed Insured shall be return the applicable portion of the premium to the Employer.

5. Beneficiary - any death benefits claimed under this Agreement shall be payable to the employer unless an alternative beneficiary is named in the application. 6. Amendments - this Agreement may only be modified or amended in writing by the Company through its duly authorized officers.

TEMPORARY INSURANCE IS PROVIDED UNDER THE TERMS OF THIS AGREEMENT FOR THE QUALIFIED ACTIVELY AT WORK PROPOSED INSUREDS WHO ARE LISTED IN THE ATTACHED CENSUS.

Offered by:                                    Title:
           -----------------------------------       ---------------------------
           SIGNATURE               DATE              TRAVELERS INSURANCE COMPANY

Accepted by:
           -----------------------------------       ---------------------------
           COMPANY OFFICER     TITLE     DATE                  COMPANY

Witnessed by:
           -----------------------------  --------------  ----------------------
           BROKER            DATE         BROKER/AGENT #           FIRM